                               CREDIT AGREEMENT


                                 by and among

                            NEWPARK RESOURCES, INC.

                                 SOLOCO, INC.
                     NEWPARK ENVIRONMENTAL SERVICES, INC.

                        NEWPARK SHIPHOLDING TEXAS, L.P.

                              SOLOCO TEXAS, L.P.

                               BATSON-MILL, L.P.

                  NEWPARK ENVIRONMENTAL WATER SERVICES, INC.

                        MALLARD & MALLARD OF LA., INC.

                                SOLOCO, L.L.C.

                             NEWPARK TEXAS, L.L.C.

                            NEWPARK HOLDINGS, INC.

                            HIBERNIA NATIONAL BANK

                             BANK ONE TEXAS, N.A.

                      PREMIER BANK, NATIONAL ASSOCIATION

                                      and

                 PREMIER BANK, NATIONAL ASSOCIATION, AS AGENT


                           Dated as of June 29, 1995

                               TABLE OF CONTENTS

1.        REVOLVING CREDIT LOANS                                         1

1.01.     Revolving Line of Credit Commitment                            1
1.02.     Revolving Notes                                                2
1.03.     Borrowing Base                                                 2
1.04.     Borrowing Procedure                                            3
1.05.     Mandatory Prepayments                                          4
1.06.     Non-Use Fee                                                    4
1.07.     Letters of Credit                                              4
1.08.     Outstanding Letter of Credit Note                              5
1.09.     Issuance of Letters of Credit                                  5
1.10.     Duties of Premier as Issuing Bank                              5
1.11.     Participations                                                 6
1.12.     Exoneration                                                    7
1.13.     Letter of Credit Commitment Fees                               8

2.        TERM LOAN                                                      9

2.01.     Term Loan Commitment                                           9
2.02.     Term Notes                                                     9
2.03.     Facility Fee                                                   9

3.        RATES OF INTEREST; LIBOR PROVISIONS                            9

3.01.     Definitions                                                    9
3.02.     Rates of Interest                                             11
3.03.     Conversion and Continuation                                   12
3.04.     Provisions Relating to LIBOR Loans                            13

4.        SECURITY INTERESTS; GUARANTEES                                15

4.01.     Security for Indebtedness                                     15
4.02.     Acknowledgment by the Guarantors                              17

5.        REPRESENTATIONS AND WARRANTIES                                17

5.01.     Use of Proceeds                                               17
5.02.     Taxes                                                         17
5.03.     Corporate Existence; Good Standing; Chief Executive Office    17

5.04.     Financial Condition                                           18
5.05.     Encumbrances.                                                 18
5.06.     Litigation                                                    18
5.07.     Legality of Agreement                                         18
5.08.     Merger                                                        18
5.09.     Subsidiaries                                                  19
5.10.     Capital Stock                                                 19
5.11.     Dormant Subsidiaries                                          19
5.12.     Intentionally Left Blank                                      19
5.13.     Environmental Protection Statutes                             19
5.14.     Generation of Accounts                                        21

6.        REPRESENTATIONS AND WARRANTIES BY THE GUARANTORS                    21

6.01.     Taxes                                                         21
6.02.     Financial Condition                                           21
6.03.     Litigation                                                    22
6.04.     Legality of Agreement                                         22
6.05.     Good Standing                                                 22
6.06.     Chief Executive Offices; Employer Identification Numbers      22
6.07.     Encumbrances                                                  22
6.08.     Guarantor Benefits                                            23
6.09.     Trade Names                                                   24
6.10.     Environmental Protection Statues                              24

7.        AFFIRMATIVE COVENANTS                                         24

7.01.     Financial Statements                                          24
7.02.     Insurance                                                     25
7.03.     Taxes                                                         25
7.04.     Good Standing                                                 25
7.05.     Litigation                                                    25
7.06.     Notice of Material Adverse Change or Default                        25
7.07.     Accounts Receivable and Payable and Aging                     26
7.08.     Payment of Liabilities                                        26
7.09.     Further Assurances                                            26
7.10.     Borrowing Base Certificate                                    26
7.11.     Compliance Certificate                                        26
7.12.     Compliance with Security Documents                            26
7.13.     Compliance with Continuing Guarantees                         26
7.14.     Account Debtor Listing                                        27

7.15.     Primary Bank Accounts of the Borrower and the Guarantors      27
7.16.     Intentionally Left Blank                                      27
7.17.     Removal of Equipment and Inventory                            27
7.18.     10-Q Reports                                                  27
7.19.     Fixed Asset Listing                                           27
7.20.     Permits and Exclusivity Rights (Mats)                         27

8.        FINANCIAL COVENANTS                                           27

8.01.     Current Ratio                                                 27
8.02.     Debt to Worth Ratio                                           28
8.03.     Minimum Tangible Net Worth                                    28
8.04.     Book Value of Fixed Assets                                    28
8.05.     Sale of Assets                                                28
8.06.     Debt Service Ratio                                            28

9.        NEGATIVE COVENANTS                                            29

9.01.     Guarantees                                                    29
9.02.     Other Indebtedness                                            29
9.03.     Accounts Receivable                                           29
9.04.     Acquisitions                                                  29
9.05.     Intentionally Left Blank                                      29
9.06.     Change in Key Management                                      29
9.07.     Negative Pledge                                               29

10.       LOCK BOX AGREEMENTS/CASH CONTROL ACCOUNTS                     30

11.       EVENTS OF DEFAULT                                             31

12.       CONDITIONS PRECEDENT                                          34

13.       SUBSEQUENT ADVANCES                                           35

14.       RELATIONSHIP AMONG BANKS                                      36

14.01.    Appointment and Authorization of Agent                        36
14.02.    Liability of Agent                                            37
14.03.    Rights of Agent as a Bank                                     38
14.04.    Independent Decisions; Independent Counsel                    38
14.05.    Indemnification                                               39
14.06.    Successor Agent                                               39

14.07.    Sharing of Payments, Etc.                                     39
14.08.    Certain Actions Requiring Consent of Majority Banks           40
14.09.    Certain Actions Requiring Unanimous Consent of Banks          40
14.10.    Voting Rights of Banks                                        41

15.       EXPENSES AND ATTORNEY'S FEES                                  41

16.       MISCELLANEOUS                                                 41

16.01.    Amendments, Etc.                                              41
16.02.    Notices                                                       41
16.03.    Survival                                                      43
16.04.    Governing Law                                                 43
16.05.    Maximum Interest Rate                                         43
16.06.    Severability                                                  44
16.07.    Accounting Principles                                         44
16.08.    Multiple Counterparts                                         44
16.09.    Provisions of Section 14                                      44
16.10.    Construction                                                  44
16.11.    Termination                                                   45
16.12.    Binding Effect                                                45
16.13.    Entire Agreement                                              45
16.14     Jury Trial Waiver                                             45
16.15     La. R.S. 6:1121                                               45
16.16     No Oral Agreements                                            45

                               CREDIT AGREEMENT


     This Credit Agreement (the "Agreement") is dated as of June 29, 1995 by and
                                                                 --
among NEWPARK RESOURCES, INC., a Delaware corporation (the "Borrower"), SOLOCO, INC., a Louisiana corporation ("SOLOCO"), NEWPARK ENVIRONMENTAL SERVICES, INC., a Louisiana corporation ("Newpark Environmental"), NEWPARK SHIPHOLDING TEXAS, L.P., a Texas limited partnership ("Newpark Shipholding"), SOLOCO TEXAS, L.P., a Texas limited partnership ("SOLOCO Texas"), BATSON-MILL, L.P., a Texas limited partnership ("Batson"), NEWPARK ENVIRONMENTAL WATER SERVICES, INC., a Louisiana corporation ("NEWS"), MALLARD & MALLARD OF LA., INC., a Louisiana corporation ("Mallard), SOLOCO, L.L.C., a Louisiana limited liability corporation ("SOLOCO, L.L.C."), NEWPARK TEXAS, L.L.C., a Louisiana limited liability corporation ("Newpark Texas"), NEWPARK HOLDINGS, INC., a Louisiana corporation ("Holdings"; SOLOCO, Newpark Environmental, Newpark Shipholding, Batson, NEWS, Mallard, SOLOCO Texas, SOLOCO, L.L.C., Newpark Texas, and Holdings are herein collectively called the "Guarantors"), HIBERNIA NATIONAL BANK ("Hibernia"), BANK ONE TEXAS, N.A. ("Bank One"), and PREMIER BANK, NATIONAL ASSOCIATION ("Premier") (Hibernia, Bank One and Premier are hereinafter collectively referred to individually as "Bank" and collectively as the "Banks"), and PREMIER BANK, NATIONAL ASSOCIATION as agent for the Banks under this Agreement (hereinafter in such capacity referred to as the "Agent").

     Subject to the terms and conditions set forth herein, the Banks agree (a) to extend a revolving line of credit in the maximum aggregate principal amount of $25,000,000.00 to the Borrower and (b) to make a term loan to the Borrower in a principal amount not to exceed $25,000,000.00. Notwithstanding any provision herein contained to the contrary, the Banks' agreement is limited to The Ratable Share of each Bank. The term "Ratable Share" shall mean, in the case of Premier, 40.0%; in the case of Hibernia, 30.0%; and in the case of Bank One, 30.0% .

     NOW, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.   REVOLVING CREDIT LOANS.

     1.01. Revolving Line of Credit Commitment. Subject to the terms and conditions of this Agreement, the Banks agree to establish simultaneously herewith in favor of the Borrower a revolving line of credit in the aggregate principal amount of $25,000,000.00 (herein called the "Line of Credit"), and the Borrower may request credit advances under the Line of Credit and make borrowings and re-borrowings thereunder; provided, however, (a) direct advances to the Borrower shall be limited to a maximum aggregate amount equal to the Line of Credit and (b) the aggregate principal amount outstanding under the Line of Credit shall never exceed at any time the lesser of (i) the Line of Credit Borrowing Base plus the sum of all letter of credit allocation amounts not included in the borrowing base or (ii) $25,000,000.00. The letter of credit not included in the borrowing base is the letter of credit described in Section 1.08 below. The Line of Credit shall terminate on December 31, 1998 and no further advances shall be made to the Borrower after such termination date. The commitment of each Bank to extend funds to the Borrower under the Line of Credit is limited to each Bank's Ratable Share of $25,000,000.00. In addition, the Line of Credit shall be subject to a sublimit of $6,500,000.00 as provided in
Section 1.07 below.

     1.02. Revolving Notes. Each Bank's loans to the Borrower under the Line of Credit shall be evidenced by a Revolving Credit Note of the Borrower, in the principal face amount of such Bank's Ratable Share of $25,000,000.00, payable to the order of such Bank with a maturity date of December 31, 1998, and bearing interest payable at the rate or rates set forth in Section 3.02 below (herein collectively called the "Revolving Notes"). Interest under each of the Revolving Notes shall be payable monthly as therein provided. Each Bank shall post on a schedule attached to its Revolving Note or in records relating to its Revolving Note (i) the date and principal amount of each advance under the Line of Credit, (ii) the rate of interest each such advance will bear, and (iii) each payment of principal and interest thereon; provided however, that neither the failure to make any such posting nor any inaccuracy therein shall affect the Borrower's obligations under any Revolving Note or this Agreement. The information set forth on such schedule shall be rebuttably presumptive evidence of the matters described in the immediately preceding sentence.

     1.03. Borrowing Base. The Line of Credit is subject to a borrowing base (hereinafter referred to as the "Line of Credit Borrowing Base"), calculated according to the following formula: The Line of Credit Borrowing Base equals Eligible Receivables times eighty percent (80%), up to the maximum amount equal to $22,500,000.00 less the sum of the face amounts of all outstanding letters of credit issued under the Line of Credit Borrowing Base. The term "Eligible Receivables" is herein defined as the Accounts Receivable of the Borrower, SOLOCO, Newpark Environmental, Mallard, NEWS, SOLOCO Texas, Batson, and SOLOCO, L.L.C. (collectively the Accounts Grantors"), aged less than ninety
(90) days from the respective invoice dates thereof less any related company accounts, potential offsets, foreign accounts, discounts offered and finance charges reasonably set aside by the Agent; provided, however, Eligible Receivables shall not include (i) the entire current balance of those Accounts Receivable not classified as Major Accounts in which twenty percent (20%) of the aggregate of the account balances owed by a particular account debtor is aged ninety (90) days or more from the date of invoice and (ii) that portion of any Major Account which is aged 90 days or more from the date of invoice. Any Accounts Receivable rendered ineligible due to the 20% rule stated in (i) above shall render all Accounts Receivable from that particular account debtor ineligible. The term "Accounts Receivable" is herein defined as the accounts of Accounts Grantors now and hereafter existing which are approved by the Agent. The term "Major Accounts" is herein defined as those accounts owed to any of the Accounts Grantors by account debtors that are major oil and industrial companies determined in the sole discretion of the Banks to be Major Accounts based on the credit quality of the account debtors. The Agent will notify the Borrower in writing of the periodic determination of Major Accounts. The Agent reserves the right to exclude accounts that are not Eligible Receivables. If the Agent excludes any such account or accounts, the Agent will provide the Borrower with written notice thereof 30 days prior to exclusion of the account or accounts. Any credit balances arising from accounts that are not Eligible Receivables will be excluded from the Line of Credit Borrowing Base. The Banks' initial determination of Major Accounts is attached hereto as Exhibit A.

     1.04.     Borrowing Procedure.

     (a). Any borrowings by the Borrower under the Line of Credit to be evidenced by the Revolving Notes shall be subject to the following procedure: requests for advances shall be made by the Borrower to the Agent, and the total amount of all advances shall be an amount no larger than as provided in Section
1.01 above. All information necessary in order to determine the proper amount of each advance shall be submitted by the Borrower to the Agent together with the borrowing base certificate in the form attached hereto as Exhibit B. The Agent and the Banks shall have the right to verify the Borrower's computation of the Line of Credit Borrowing Base and revise the same if the Borrower's computation is incorrect. The Agent agrees to advise Borrower of any changes in the Borrower's computation of the Line of Credit Borrowing Base as computed in accordance with Exhibit B attached hereto.

     (b). Advances under a Revolving Note for a LIBOR Loan (as hereafter defined) shall be made upon at least three (3) full business days' prior notice (given before 10:00 a.m.) from the Borrower to the Agent, and advances under a Revolving Note for a Prime Rate Loan (as hereafter defined) shall be made upon at least one (1) full business day prior notice (given before 10:00 a.m.) from the Borrower to the Agent (in each such instance, a "Notice of Borrowing"), which Notice of Borrowing to be accomplished by the Borrower's submission of the borrowing base certificate. Each such Notice of Borrowing shall specify (i) the borrowing date the advance is to be paid or delivered to the Borrower (the "Borrowing Date"), (ii) the total amount of the proposed advance (which shall be for not less than $250,000), and (iii) whether such advance is to be as a Prime Rate Loan or a LIBOR Loan (as such terms are defined in Section 3.01 below), and if such advance is to be a LIBOR Loan, the Rate Period applicable thereto.

     (c). The failure of any Bank to make the advance to be made by it under the Line of Credit shall not relieve any other Bank of its obligation, if any, hereunder to make its advance, but no Bank shall be responsible for the failure of any other Bank to make an advance.

     (d). Not later than 11:00 a.m. (Central time) on the Borrowing Date, each Bank shall make its Ratable Share of such

Line of Credit borrowing available at the main Lafayette, Louisiana office of the Agent in immediately available funds.

     1.05. Mandatory Prepayments. If the principal amount outstanding under the Line of Credit exceeds the Line of Credit Borrowing Base, calculated as provided in Section 1.03 herein and as verified by the Agent, then the Borrower must either (i) provide the Agent and the Banks with an updated aging of Accounts Receivable substantiating that the outstanding principal amount does not exceed the Line of Credit Borrowing Base or (ii) within three (3) business days of the occurrence of such excess make an immediate mandatory prepayment of principal (plus accrued interest) to the Agent sufficient to reduce the outstanding principal amount owed to an amount less than or equal to the Line of Credit Borrowing Base.

     1.06. Non-Use Fee. The non-refundable annual non-use fee payable by the Borrower to the Agent for the account of the Banks for the Line of Credit shall be 0.50% of the unused portion of the Line of Credit, excluding issued but unfunded letters of credit, payable quarterly.

     1.07. Letters of Credit. Subject to the terms and conditions of this Agreement, Premier may (in its sole and absolute discretion) issue, upon the Borrower's written request, letters of credit for the account of the Borrower and/or any one or more of the Guarantors, in a maximum aggregate face amount of $6,500,000.00. Each requested letter of credit is subject to the limitations provided in Section 1.01 of the Agreement and the requested letter of credit must be necessary for the day to day operations of the Borrower and/or any one or more of the Guarantors. The face amount of each letter of credit issued by Premier hereunder, regardless of the account party's identity, shall be treated as an advance under the Line of Credit and subject, except as otherwise provided in this Agreement, to the terms hereof. The obligation of the Borrower to repay any funds advanced by Premier under the letters of credit issued pursuant to this Section 1.07 shall be evidenced by the Agent's standard form of Application and Agreement for Irrevocable Standby Letter of Credit, a copy of which is attached hereto as Exhibit C (herein called a "Letter of Credit Note" and collectively the "Letter of Credit Notes"). Each Letter of Credit Note shall constitute a partial renewal and, if applicable, an extension of the Revolving Notes. The undrawn amount of any letter of credit shall not bear interest nor shall the undrawn amount be repayable as an advance under the Revolving Notes or a Letter of Credit Note, as the case may be, unless and until Premier funds the letter of credit or any portion thereof. Each Letter of Credit Note executed by the Borrower shall be payable to the order of Premier on demand and shall bear interest, commencing on the date funds are advanced under the Letter of Credit Note and the interest accrual shall apply only to that portion of the principal amount of the Letter of Credit Note that is funded, and shall be treated as a Prime Rate Loan (as hereafter defined).

     1.08. Outstanding Letter of Credit Note. All parties hereto acknowledge and understand that Premier has heretofore issued a letter of credit for the Borrower in the amount of $2,500,000.00 for the benefit of Gray & Company, which letter of credit has not yet expired. The Borrower has heretofore executed a Letter of Credit Note in connection with the aforesaid letter of credit, copies of which are attached hereto as Exhibit D. The Letter of Credit Note, as described in the preceding sentence and as the same may be renewed from time to time by Premier to coincide with the expiration date of the $2,500,000.00 letter of credit, shall constitute a Letter of Credit Note as defined in Section 1.07. The face amount of the letter of credit referred to in this Section 1.08 shall be treated as the first allocation of funds under the Line of Credit, but not treated as an advance for purposes of calculating the Line of Credit Borrowing Base. All parties hereto agree and understand that the outstanding $2,500,000.00 Line of Credit Note, if funded, shall be treated as a Prime Rate Loan (as hereafter defined), notwithstanding the terms of said Line of Credit Note.

     1.09.     Issuance of Letters of Credit.

     (a). The Borrower shall give Premier written notice of its request for the issuance of a letter of credit no later than 10:00 a.m. five (5) business days prior to the date such letter of credit is requested to be issued. Such notice shall be accompanied by a borrowing base certificate and shall specify, with respect to such requested letter of credit, the face amount, beneficiary, effective date of issuance, expiry date (which effective date and expiry date shall be a business day and, with respect to the expiry date, shall be no later than December 30,

1998), and the purpose for which such letter of credit is to be issued.

     1.10. Duties of Premier as Issuing Bank. No action taken or omitted to be taken by Premier in connection with its issuance of a letter of credit under this Agreement shall (i) result in any liability on the part of Premier to any other Bank, unless Premier's action or omission constitutes willful misconduct or gross negligence; or (ii) relieve any Bank of any of its obligations to Premier hereunder. Each Bank agrees that, prior to making any payment to a beneficiary with respect to a drawing under a letter of credit issued by Premier under this Agreement, that Premier shall be responsible only to confirm that documents required by the terms of such letter of credit to be delivered as a condition precedent to such drawing have been delivered and that the same appear on their face to conform with the requirements thereof. Each Bank further agrees that Premier may assume that documents appearing on their face to be the documents required to be delivered as a condition precedent to a drawing do in fact comply.

     1.11.     Participations.

     (a). Immediately upon the issuance by Premier of a letter of credit under this Agreement, each Bank, other than Premier, shall be deemed to have irrevocably and unconditionally purchased and received from Premier, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Ratable Share in such letter of credit, including, without limitation, all obligations of the Borrower with respect thereto and any security therefor or guaranty pertaining thereto.

     (b). Premier shall promptly notify each other Bank, if the Borrower fails to reimburse Premier for payments made by Premier in respect of drawings by a beneficiary under a letter of credit. Upon such Bank's receipt of such notice, such Bank shall unconditionally pay to the Agent, for the account of Premier, an amount equal to such Bank's Ratable Share of the unreimbursed payment made by Premier under the letter of credit. Such payment shall be made by such Bank in the same currency in which the applicable letter of credit was denominated and in same day funds on the day such Bank receives notice from the Agent that such payment is owing, if such notice is received by such Bank prior to 10:00 a.m. (Central time) on a business day; if such notice is not received by such time, then such Bank shall remit its payment on the next business day following the day such notice is received. Any amount payable by a Bank under this Section 1.11 which is not paid when due pursuant to the terms hereof, shall be payable on demand, together with interest thereon at the federal funds rate from the date such payment was due until paid in full. The failure of any Bank to make any payment owing by it under this Section 1.11 shall neither relieve nor increase the obligation of any other Bank to make any payment owing by it under this Subsection 1.11(b). The Agent shall promptly remit to Premier all amounts received by the Agent, for the account of Premier, from each of the other Banks pursuant to this Section 1.11.

     (c). Whenever Premier receives a payment with respect to a funded letter of credit (including any interest thereon) for which Premier has received payments from another Bank pursuant to Subsection 1.11(b), Premier shall promptly remit to each Bank which has funded its participating interest therein, in the currency and in the kind of funds so received, an amount equal to such Bank's Ratable Share thereof.

     (d). The obligations of a Bank under Section 1.11 to make payments to the Agent for the account of Premier with respect to a letter of credit shall be irrevocable, not subject to any qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances including, without limitation, any of the following circumstances:

     (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Note or security document pertaining thereto;

     (ii) the existence of any claim, setoff, defense, or other right which the Borrower may have at any time against a beneficiary named in a letter of credit or any transferee of any letter of credit (or any person for whom any such transferee may be acting), the Agent, any Bank, or any person, whether in connection with this Agreement, any letter of credit, the transactions contemplated herein, or any unrelated transactions

(including any underlying transactions between the Borrower and the beneficiary named in any letter of credit);

     (iii) any draft, certificate, or any other document presented under the letter of credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any Loan Document; or

     (v)    the occurrence of any Event of Default under this Agreement.

     1.12. Exoneration. As between the Borrower and the Guarantors, on the one hand, and Premier, each other Bank, and the Agent on the other, the Borrower and Guarantors assume all risks of the acts and omissions of, or misuse of the letter of credit issued by Premier by the respective beneficiaries of such letter of credit. Further, Borrower and Guarantors do hereby indemnify and agree to hold harmless Premier, each other Bank, and the Agent from any and all obligation, responsibility, liability and damages resulting or alleged to have resulted from any action taken or omitted by Premier under or in connection with the Letters of Credit or any related documents, if taken or omitted in good faith and not constituting gross negligence or willful misconduct. In furtherance and not in limitation of the foregoing, subject to the provisions of the letter of credit applications, the other Banks and the Agent, in the absence of gross negligence or intentional misconduct on its part, shall not be responsible:

     (a). for the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a letter of credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

     (b). for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a letter of credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

     (c). for failure of the beneficiary of a letter of credit to comply duly with conditions required in order to draw upon such letter of credit;

     (d). for errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

     (e). for errors in interpretation of technical terms;

     (f). for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any letter of credit or of the proceeds thereof;

     (g). for the misapplication by the beneficiary of such letter of credit; or

     (h). for any consequences arising from causes beyond the control of the Agent or any Bank (including Premier) including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

     IN FURTHERANCE AND EXTENSION AND NOT IN LIMITATION OF THE SPECIFIC PROVISIONS HEREINABOVE SET FORTH, ANY ACTION TAKEN OR OMITTED BY PREMIER UNDER OR IN CONNECTION WITH THE LETTERS OF CREDIT OR ANY RELATED DOCUMENTS, IF TAKEN OR OMITTED IN GOOD FAITH AND NOT CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, SHALL NOT PUT THE AGENT, PREMIER OR ANY OTHER BANK UNDER ANY RESULTING LIABILITY TO THE BORROWER OR RELIEVE THE BORROWER OF ANY OF ITS OBLIGATIONS HEREUNDER TO ANY SUCH PERSON.

     1.13. Letter of Credit Commitment Fees. The non-refundable fee payable by the Borrower to the Agent for the account of the Banks for issued, but undrawn, letters of credit, as set forth above, shall be one percent (1%) per annum of the face amount of each letter of credit issued by Premier. The said fee shall be payable upon issuance of each letter of credit.

     2.   TERM LOAN.

     2.01. Term Loan Commitment. Subject to the terms and conditions of this Agreement, each of the Banks agree to extend a term loan to the Borrower in the aggregate principal amount of $25,000,000.00 (the "Term Loan"). The Term Loan by each Bank shall be limited to each Bank's Ratable Share of $25,000,000.00. The purpose of the Term Loan is to refinance existing indebtedness of the Borrower, including indebtedness owed to Premier. The indebtedness to be refinanced by the Term Loan and, as necessary, the Line of Credit, is described in Exhibit E attached to this Agreement.

     2.02. Term Notes. Each Bank's Ratable Share of the Term Loan shall be evidenced by a Term Note of the Borrower in the principal face amount of such Bank's Ratable Share of $25,000,000.00, payable to the order of such Bank in monthly interest installments commencing July 31, 1995 and seventeen equal quarterly principal payments commencing March 31, 1996 and continuing each quarter thereafter with a final eighteenth quarterly principal installment on June 30, 2000, at which time the final quarterly principal payment shall be due, together with all accrued and unpaid interest (singly, a "Term Note"; collectively the "Term Notes"). Notwithstanding the foregoing, the Borrower understands and agrees that the Term Notes shall be due and payable on December 31, 1998 if the Line of Credit is not renewed on or before such date by the Banks. The quarterly principal payments will be in an amount necessary to amortize each Bank's Ratable Share of $25,000,000.00 over a five year period from the date of closing. The interest rate applicable to the Term Notes shall be, at the option of the Borrower, either the Prime Rate or the LIBOR Rate plus 2.25%, as such terms are defined in Section 3.01 below, subject to any applicable rate adjustment as provided in Section 3.02(e) below.

     2.03. Facility Fee. The non-refundable facility fee payable by the Borrower to the Agent for the pro rata benefit of the Banks for the Line of Credit and the Term Loan shall be .375% of 1% of $47,500,000.00, payable by Borrower to Agent upon execution of this Agreement.

     3.   RATES OF INTEREST; LIBOR PROVISIONS.

     3.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Highest Lawful Rate" shall mean, as of a particular date and with respect to any Bank, the maximum nonusurious interest rate that may under applicable Federal and State law then be contracted for, charged, received, taken or reserved by such Bank in connection with its loans to the Borrower.

          "LIBOR Loan" means the outstanding principal amount of any Loan that, during the Rate Period relating thereto, bears interest at the lesser of (i) the LIBOR Rate plus 2.0% for Line of Credit advances or plus 2.25% for Term Loan indebtedness applicable during such Rate Period, and (ii) the Highest Lawful Rate in effect from time to time during such Rate Period. The said rates are subject to change in accordance with Section 3.02(e).

          "LIBOR Rate" means with respect to each Rate Period pertaining to a LIBOR Loan, the rate per annum equal to the rate quoted by the Bloomberg Financial Market Service or Telerate or a recognized reporting service acceptable to Agent in its sole discretion at approximately 9:00 a.m. Lafayette, Louisiana time (or as soon thereafter as is practicable) on the day that is two business days prior to the beginning of such Rate Period for Eurodollar deposit instruments issued on the first day of such Rate Period for the number of days comprised therein and in an amount of the LIBOR Loan to which such Rate Period applies. The LIBOR Rate determined by Agent with respect to a particular Rate Period shall be fixed at such rate for the duration of such Rate Period.

          "Prime Rate" shall mean a fluctuating rate per annum (based on a 360-day daily interest factor over the number of days in an actual calendar year) equal on any given day to the prime rate most recently announced by Bank One, which Prime Rate shall automatically fluctuate, without special notice to the Borrower or any other person, upward and downward as and in the amount by which such prime rate shall fluctuate. The Prime Rate is set by Bank One as a general reference rate of interest, taking into account such factors as Bank One may deem appropriate. The Prime Rate is not necessarily the lowest or best rate actually charged to any customer, and such rate may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general. Bank One and any of the Banks may make various business or other loans at rates of interest having no relationship to the Prime Rate. Without notice to the Borrower or any other person, the Prime Rate shall change automatically from time to time, as determined by the Agent, subject always to limitation to the Highest Lawful Rate.

          "Prime Rate Loan" means the outstanding principal amount of any loan funded under the Term Notes and/or the Revolving Notes that bears interest at the lesser of (i) the Prime Rate and (ii) the Highest Lawful Rate in effect from time to time.

          "Rate Period" means with respect to any LIBOR Loan, the period commencing on the date of borrowing applicable to such LIBOR Loan under Sections
1.01 and 2.01 (or with respect to the outstanding principal amount of any loan that is to be converted to, or continued as, a LIBOR Loan, the date of such conversion or continuation) and ending 30, 60, or 90 days thereafter, as the Borrower may specify in a written borrowing request or the Notice of Conversion or Continuation, as the case may be, subject, however, to the early termination provisions set forth in Subsection 3.04(d).

     3.02. Rates of Interest. The indebtedness evidenced by the Revolving Notes and the Terms Notes (collectively, the "Notes") shall bear interest on the unpaid principal amounts thereof from time to time outstanding at a rate or rates per annum as follows:


     (a). Advances under the Line of Credit shall bear interest prior to maturity (by acceleration or otherwise) (i) for Prime Rate Loans at the lesser of (A) the Prime Rate and (B) the Highest Lawful Rate in effect from time to time, and (ii) for LIBOR Loans at the lesser of (A) the LIBOR Rate applicable during such Rate Period plus 2%, subject to any applicable rate adjustment as provided in Section 3.02(e) below, and (B) the Highest Lawful Rate in effect from time to time during such Rate Period. Notwithstanding anything herein to the contrary, there shall be no more than three set Rate Periods for any LIBOR Loans under the Line of Credit at any one time.

     (b). The Term Loan indebtedness shall bear interest prior to maturity (by acceleration or otherwise) (i) for Prime Rate Loans at the lesser of (A) the Prime Rate and (B) the Highest Lawful Rate in effect from time to time, and (ii) for LIBOR Loans, at the lesser of (A) the LIBOR Rate applicable during such Rate Period plus 2.25% subject to any applicable rate adjustment as provided in
Section 3.02(e) below, and (B) the Highest Lawful Rate in effect from time to time. Notwithstanding anything herein to the contrary, there shall be no more than two set Rate Periods for any LIBOR Loans under the Term Loan at any one time.

     (c). Interest on the Prime Rate Loans shall be due and payable monthly as provided in the Notes (each a "Prime Rate Interest Payment Date") and on each such date thereafter until the date when all principal amounts outstanding under the Notes shall be paid in full and until the obligation of each Bank to make such loans shall be terminated. Interest on each LIBOR Loan shall be due and payable on each Prime Rate Interest Payment Date, and, if not a Prime Rate Interest Payment Date, the last day of each Rate Period for such LIBOR Loan (each a "LIBOR Interest Payment Date" and, together with each Prime Rate Interest Payment Date, an "Interest Payment Date").

     (d). Overdue amounts of principal and interest on the Notes shall bear interest payable on demand at a rate per annum (based on a year of 365 or 366 days and actual days lapsed) equal to the lesser of the Highest Lawful Rate or 3% per annum above the Prime Rate, but in no event to exceed the maximum rate allowed by La. R.S. (S) 9:3509.1 if and to the extent applicable.

     (e). At each quarter end beginning December 31, 1995, 12 month cash flow (EBITDA, as defined in Exhibit F) relative to total Funded Debt (as defined in Exhibit F) shall be calculated to determine whether the Borrower is subject to a rate adjustment on the LIBOR Rate which is available under the Line of Credit and Term Loan. The first calculation will be made upon receipt of the December 31, 1995, audited financial statements of the Borrower. Subsequent quarter calculations will be made based upon the receipt of the quarterly financial statements and 10-Q's, except when the quarter end is the year end at which time, the calculation will be made upon receipt of the audited financial statements. The interest rate applicable to the Line

                                    -xviii-
of Credit and the Term Loan based upon the relationship of total Funded Debt to EBITDA is shown on the attached pricing grid. In the event the Funded Debt to EBITDA ratio changes, then at the subsequent quarter end the effective LIBOR Rate will be adjusted with an increase or decrease as shown on the pricing grid. The pricing or rate adjustment grid is attached hereto as Exhibit F.

     3.03.     Conversion and Continuation.

     (a). With respect to the principal amount of the indebtedness outstanding from time to time under the Revolving Notes and/or the Term Notes, subject to the terms and provisions of this Agreement, the Borrower shall have the option, to (a) convert on any business day all or any part of such outstanding principal amount maintained as Prime Rate Loan at such time to a LIBOR Loan; provided, however, that each such LIBOR Loan shall be in a principal amount greater than or equal to $1,000,000.00 or an integral multiple of $500,000.00 in excess thereof, (b) convert all or any part of such outstanding principal amount maintained as a LIBOR Loan to a Prime Rate Loan on the last day of the Rate Period relating to such LIBOR Loan, or (c) effective as of the last day of any Rate Period during which the outstanding principal amount of a Loan is maintained as a LIBOR Loan, continue all or a portion of such outstanding principal amount as a LIBOR Loan and the succeeding Rate Period of each such continued LIBOR Loan shall commence on the last day of the Rate Period then ended; provided, however, that each such continued LIBOR Loan shall be in a principal amount greater than or equal to $1,000,000.00 or an integral multiple of $500,000.00 in excess thereof. Notwithstanding anything set forth herein, none of the outstanding principal amount of the indebtedness evidenced by the Revolving Notes and the Term Notes shall be converted to, or continued as, a LIBOR Loan if (y) the last day of the Rate Period relating to such LIBOR Loan does not occur on or before December 31, 1998, or (z) an Event of Default has occurred and is continuing.

     (b). In the event the Borrower shall elect to convert or continue all or any part of the outstanding principal amount of indebtedness as provided in the immediately preceding Subsection 3.03(a), the Borrower shall deliver a written notice to the Agent (each such notice, a "Notice of Conversion or Continuation")
(y) with respect to the conversion of all or any part of such indebtedness to a LIBOR Loan or the continuation of any LIBOR Loan, no later than 10:00 a.m. Central time two business days in advance of the proposed conversion or continuation date, and (z) with respect to the conversion of all or any part of a LIBOR Loan to a Prime Rate Loan, no later than 10:00 a.m. Central time on the business day immediately preceding the proposed conversion date, specifying in each case (i) the amount of the outstanding principal amount of each Loan that is to be converted or continued, (ii) the date of such proposed conversion or continuation, which date shall be a business day, (iii) whether the proposed conversion is of (A) Prime Rate Loan(s) to LIBOR Loan(s), or (B) LIBOR Loan(s) to Prime Rate Loan(s), (iv) in the case of a conversion to, or continuation of, a LIBOR Loan, the requested Rate Period, (v) the aggregate principal amount of the indebtedness outstanding after giving effect to such conversion or continuation, and (vi) that no Event of Default has occurred and is continuing. Each Notice of Conversion or Continuation shall be irrevocable and the Company shall be bound to convert or continue in accordance therewith.

     (c). If with respect to all or any part of the outstanding principal amount of any LIBOR Loan the Borrower fails to timely submit a Notice of Conversion or Continuation, such outstanding principal amount shall, effective as of the last day of the Rate Period relating thereto, automatically and without notice of any kind be converted to a Prime Rate Loan.

     3.04.     Provisions Relating to LIBOR Loans.

     (a). Notwithstanding anything set forth in this Agreement, the Banks shall not be obligated to convert all or any part of the outstanding principal amount of any indebtedness maintained as a LIBOR Loan to a Prime Rate Loan until the last day of the Rate Period relating to such LIBOR Loan.

     (b). If the Borrower shall have requested a LIBOR Loan or requested that all or any part of the outstanding principal amount of any indebtedness be converted to, or continued as, a LIBOR Loan and the Agent in good faith determines (which determination shall be conclusive) that extraordinary circumstances make it impossible or impracticable to ascertain the applicable LIBOR Rate for the applicable Rate Period, the Agent shall select, in such manner as the Agent in its sole but reasonable discretion deems appropriate, an alternative LIBOR Rate (which shall not in any event exceed, at any time, the Highest Lawful Rate) and such alternative LIBOR Rate shall be the applicable LIBOR Rate for such Rate Period.

     (c). Notwithstanding anything set forth in this Agreement, if at any time the Agent in good faith determines (which determination shall be final and conclusive) that the introduction of, or any change in, any applicable law, rule, regulation or treaty or any change in the interpretation, application or administration thereof by any governmental or other regulatory authority charged with the interpretation, application or administration thereof shall make it unlawful for any of the Banks to maintain or fund any LIBOR Loan, the Agent shall give notice thereof to the Borrower and effective as of the date of such notice, and notwithstanding Subsection 3.04(a), the outstanding principal amount of such LIBOR Loan shall be converted to a Prime Rate Loan. Within five (5) Business Days after any Bank's written notice and demand therefor, the Borrower shall pay to such Bank such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law and to the extent such amount or amounts have not been included in the determination of the LIBOR Rate) as may be necessary to compensate such Bank for any direct or indirect costs and losses incurred by it under, in connection with or as a result of such conversion, but otherwise without penalty. If notice with respect to any LIBOR Loan has been given by the Agent pursuant to the foregoing provisions of this Subsection 3.04(c) then, unless and until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Banks shall have no obligation to make or convert all or any part of the outstanding principal amount of any indebtedness into a LIBOR Loan. Any claim by the Banks for compensation under this Subsection 3.04(c) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

     (d). In the event that any law, regulation, treaty or directive or any change therein or in the interpretation, application or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality, does or shall, as a result of, or with respect to, any LIBOR Loan:

          (i) subject such Bank to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any other related loan document or all or any part of the outstanding principal amount of any indebtedness, or change the basis of taxation of payments to such Bank of principal, interest or any other amount payable hereunder or under any related loan document (except for changes in the rate of any tax presently imposed on such Bank);

          (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank; or

          (iii)     impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit to the Borrower or to reduce any amount receivable from the Borrower thereunder then, in any such case (and to the extent not already included in the calculation of the applicable LIBOR Rate), the Borrower shall promptly pay to such Bank, within five (5) business days after such Bank's written notice and demand therefor, any amounts necessary to compensate such Bank for such additional cost or reduced amount receivable. Any claim by a Bank for compensation under this Subsection 3.04(d) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error. Nothing herein contained shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges that shall cause the interest rate hereunder or under any other Loan Document to exceed the Highest Lawful Rate.

     (e) In the event any prepayment under Section 1.05 requires the Borrower to prepay a LIBOR Loan, or any part thereof, prior to the last day of the Rate Period relating thereto, within five (5) business days after the Agent's demand therefor the Borrower shall pay to the Agent such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable law) as may be necessary to compensate the Banks for any costs and losses incurred by it under, in connection with or as a result of such prepayment. Any claim by the Agent for compensation under this Subsection 3.04(e) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

     (f) The Borrower may not prepay any LIBOR Loan before the last day of the Rate Period relating thereto, except for payments required under Section 1.05.

     4.   SECURITY INTERESTS; GUARANTEES.

     4.01. Security for Indebtedness. The Revolving Notes, the Term Notes, and the Letter of Credit Notes, together with any and all renewals, extensions, and modifications to any one or more of said notes from time to time in effect (collectively, the "Secured Notes") shall be secured by the collateral, guarantees, and other security documents, agreements, and other documents and papers described below, duly completed and executed, in form and substance satisfactory to the Banks, the Agent and their counsel.

     (a). Security Agreement and Financing Statement by each of the Borrower and the Accounts Grantors in favor of the Agent for the pro rata benefit of the Banks affecting all accounts, general intangibles, equipment, and inventory of the said parties, whether now or hereafter existing, together with all proceeds therefrom, which documents shall constitute a first ranking lien and security interest affecting the aforesaid collateral except with respect to existing liens securing indebtedness set forth on Exhibit "G" or liens permitted by the Banks;

     (b). Continuing Guaranty by each of the Guarantors in favor of the Agent for the pro rata benefit of the Banks, whereby the Guarantors obligate themselves in solido with Borrower for payment of all amounts due under the Secured Notes ;

     (c). Lock Box Agreement by each of the Borrower and the Accounts Grantors in favor of the Agent for the pro rata benefit of the Banks (collectively, the "Lock Box Agreements");

                                    -xxiii-

     (d). First priority possessory security interests affecting the Control Accounts granted to the Agent for the pro rata benefit of the Banks pursuant to
Section 10(j) hereinbelow;

     (e). First priority Preferred Fleet Mortgages dated August 18, 1994 and December 22, 1994 in the respective amounts of $1,600,000.00 and $1,400,000.00 and affecting the following vessels: SC 1950, SC 2000-X, SC 2001-X, SC 6446, SC 6447, SC 6448, SC 6449, SC 6450, SC 7436, SC 7437, NESI 10, NESI 11, NESI 12,
NESI 13, NESI 14, and NESI 15 (collectively, the "Fleet Mortgages"); which Preferred Fleet Mortgages and the indebtedness secured thereby are being purchased by Agent on behalf of the Banks from General Electric Capital Corporation; and

     (f). Amendments to Fleet Mortgages by Newpark Environmental in favor of Agent for the pro rata benefit of the Banks.

     4.02. Acknowledgment by the Guarantors. THE GUARANTORS HEREBY ACKNOWLEDGE AND UNDERSTAND THAT THE CONTINUING GUARANTEES IDENTIFIED IN (B) ABOVE ARE IN SOLIDO OBLIGATIONS AND THAT THE BANKS, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS HEREIN DEFINED), MAY SEEK ENFORCEMENT OF THE CONTINUING GUARANTEES WITHOUT FIRST RESORTING TO A FORECLOSURE OF THE COLLATERAL OR THE EXERCISE OF ANY OTHER REMEDY WHATSOEVER. ADDITIONALLY, THE GUARANTORS AGREE AND UNDERSTAND THAT ANY FORECLOSURE OR LIQUIDATION OF COLLATERAL FOR THE SECURED NOTES RESULTING IN PROCEEDS OR CREDIT SHALL BE APPLIED OR CREDITED BY THE AGENT AND THE BANKS TO THE SECURED NOTES UNTIL SAID SECURED NOTES ARE PAID IN FULL BEFORE ANY PAYMENT CREDIT IS ALLOCATED TO THE CONTINUING GUARANTEES EXECUTED BY THE GUARANTORS.


     5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks as follows:

     5.01. Use of Proceeds. The advances by the Banks under the Line of Credit shall be used by the Borrower to fund the working capital needs of the Borrower and the Guarantors and for capital expenditures by the Borrower and the Guarantors. The proceeds of the Term Loan shall be used to refinance the Borrower's indebtedness as described in Section 2.01 above.

     5.02. Taxes. The Borrower has filed all federal, state and local income, property and other tax returns which are required to have been filed and has duly paid any and all taxes shown to be due and payable on said returns, including but not limited to withholding taxes through its last respective fiscal year end, all assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Borrower), and no tax liens have been filed, and no claims are being asserted with respect to any such taxes, fees or other charges.

     5.03. Corporate Existence; Good Standing; Chief Executive Office. The Borrower is duly organized, validly existing, and in good standing under the laws of Delaware, has all requisite powers and authority to carry on its business as now conducted and as it anticipated that such business will be transacted, and it is duly qualified and in good standing as a foreign corporation authorized to do business in Louisiana and all other jurisdictions where such qualification is necessary. The chief executive office of the Borrower is at 3850 N. Causeway Blvd., Suite 1770, Metairie, Louisiana 70002. The Borrower's employer identification number is 72-1123385.

     5.04. Financial Condition. All financial information previously furnished to the Agent and Banks, by or on behalf of the Borrower and the Guarantors is substantially correct, complete, and accurately represents the financial condition of the Borrower and the Guarantors. All known liabilities, direct or contingent, of the Borrower and the Guarantors, are shown and each of the financial statements was prepared in accordance with generally accepted accounting principles, except as otherwise disclosed to the Banks prior to the execution of this Agreement. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, since the date of said financial statements to the date of this Agreement.

     5.05. Encumbrances. None of the collateral described in Subsections 4.01(a) and (d) above is subject to any mortgage, lien, security interest, or other encumbrance, except as disclosed in Exhibit G attached to this Agreement.

     5.06. Litigation. Except as previously disclosed in the Borrower's 1994 Form 10-K, there is no action, suit, proceeding or investigation now pending or threatened against or affecting the Borrower or Guarantors or any property or rights of the Borrower and Guarantors, which, if adversely determined, would have a material adverse effect upon the financial condition or business of the Borrower and Guarantors, taken as a whole, and such material adverse effect is not covered by insurance.

     5.07. Legality of Agreement. There is no charter or by-law provision of the Borrower and no provision of any existing mortgage, indenture, contract or agreement to which the Borrower is a party, or by which the Borrower's property or assets are bound, which would be contravened by this Agreement or any of the covenants, undertakings or actions provided for hereunder or under the agreements executed pursuant to Section 4.01 above. The execution, delivery and performance of this Agreement, the Revolving Notes, the Letter of Credit Notes, the Term Notes, and all collateral, security documents, and agreements executed on behalf of the Borrower have been duly authorized by all necessary corporate action of the Borrower and its Boards of Directors, and all such documents have been duly executed and are valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     5.08. Merger. On April 19, 1991 Newpark Resources, Inc., a Nevada corporation, was merged into the Borrower. Prior to the merger, the Borrower did not conduct any business whatsoever, had no assets or liabilities, and had no taxable income.

     5.09. Subsidiaries. The Guarantors are the only subsidiaries and affiliated companies of the Borrower that are operating and conducting business on the date of execution of this Agreement .

     5.10. Capital Stock. All of the capital stock issued by the Borrower has been duly issued and the consideration therefor has been paid.

     5.11. Dormant Subsidiaries. BFC Oil Company ("BFC") and Consolidated Mayflower Mines, Inc. ("Mayflower") are subsidiaries of the Borrower that do not conduct business as of the date of execution of this Agreement nor does the Borrower contemplate that said subsidiaries will conduct business in the future. Florida Mat Rental, Inc. ("Florida") is a subsidiary of SOLOCO that does not conduct business as of the date of execution of this Agreement nor does the Borrower contemplate that Florida will conduct business in the future. The chief executive office of BFC, Mayflower, and Florida is at 3850 N. Causeway Blvd., Suite 1770, Metairie, Louisiana 70002. BFC's employer identification number is 72-0868239. Mayflower's employer identification number is 87-0320149. Florida's employer identification number is 72-1277728.

     5.12.     Intentionally Left Blank.

     5.13.     Environmental Protection Statutes.

     (a). Except as disclosed in Borrower's 1994 Form 10-K, neither the Borrower nor any of the Guarantors has: (i) received any summons, citation, directive, letter, notice, or other form of communication, or otherwise learned of any claim, demand, action, event, condition, report, or investigation indicating or concerning any potential or actual liability which would individually, or in the aggregate, have a material adverse effect on the financial condition, business, properties or operations of the Borrower and the Guarantors taken as a whole, or on the ability of the Borrower to perform obligations under this Agreement, the Revolving Notes, the Term Notes and the Letter of Credit Notes or any of the security documents, arising in connection with (A) any non-compliance with, or violation of, the requirements of any Environmental Protection Statute; (B) the release, or threatened release, of any Hazardous Materials which the Borrower or any Guarantor would have a duty to report to any governmental authority under any Environmental Protection Statute; (C) the existence of any environmental lien on any property of the Borrower or any of the Guarantors resulting from the presence of such Hazardous Materials; (ii) obtained knowledge of any threatened or actual liability in connection with the release or threatened release of any Hazardous Materials which would individually, or in the aggregate, have a material adverse effect on the financial condition, business, properties or

                                    -xxvii-
operations of the Borrower and the Guarantors taken as a whole, or on the ability of the Borrower to perform its obligations under this Agreement, the Revolving Notes, the Term Notes and the Letter of Credit Notes or any of the security documents; (iii) received any notice of, or otherwise learned of, any federal or state investigation evaluating whether any remedial action is needed to respond to release or threatened release of any Hazardous Materials for which the Borrower or any of the Guarantors may be liable; or (iv) received any notice that the Borrower or any of the Guarantors is or may be liable to any person under any Environmental Protection Statute.

     (b). The Borrower and each Guarantor have obtained all permits, licenses and authorizations which are required under all Environmental Protection Statutes, (including without limitation, laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials), except to the extent that failure to have or obtain any such permit, license or authorization does not have a material adverse effect on the financial condition, business, properties or operations of the Borrower and the Guarantors taken as a whole, or on the ability of the Borrower to perform its obligations under this Agreement, the Revolving Notes, the Term Notes and the Letter of Credit Notes or any of the security documents. The Borrower and each of the Guarantors is in compliance with all terms and conditions of the permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any regulations, code, plan, order, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure to comply does not have a material adverse effect on the financial condition business, properties or operations of the Borrower and the Guarantor taken as a whole, or on the ability of the Borrower to perform its obligations under this Agreement, the Revolving Notes, Terms Notes, and Letter Credit Notes or any of the security documents therefor.

                                    -xxviii-

     (c). As used in Subsection 5.13(a) and (b), the following terms shall have the following meanings:

          "Environmental Protection Statute" means (a) the Comprehensive Environmental Response, Compensation and Liability act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S) 9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act, (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. (S) 6901 et seq.), as amended from time to time, and any all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A.
(S) 7401 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A.
(S) 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. (S) 2601 et seq., as amended from time to time, and any rules and regulations promulgated thereunder; or (f) any other federal or state law, statute, rule, or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any governmental authority, and "Environmental Protection Statutes" means each of the foregoing.

          "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by RCRA, (b) any "hazardous substance" as defined by CERCLA, (c) asbestos, (d) polychlorinated biphenyls, (e) any substance the presence of which on any of the Borrower's or any of the Guarantors' properties is prohibited by any government, board, court, agency, or political subdivision thereof, and (f) any other substance which requires special handling pursuant to any Environmental Protection Statute.

     5.14. Generation of Accounts. As of the date of closing of this Agreement, the only subsidiaries and affiliates of the Borrower generating accounts are SOLOCO Texas, SOLOCO, Batson, and Newpark Environmental.

     6. REPRESENTATIONS AND WARRANTIES BY THE GUARANTORS. The Guarantors represent and warrant to the Banks as follows:

     6.01. Taxes. They have filed all federal, state and local income, property and other tax returns which are required to have been filed and has duly paid any and all taxes shown to be due and payable on said returns, including but not limited to withholding taxes, all assessments made against either of them or any of their property, and all other taxes, fees or other charges imposed on either of them or any of their property by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on their books), and no tax liens have been filed, and no claims are being asserted with respect to any such taxes, fees or other charges.

     6.02. Financial Condition. All financial information previously furnished to the Banks by the Guarantors by way of consolidated financial statements of the Borrower or otherwise is substantially correct, complete, and accurately represents the financial condition of the Guarantors. All known liabilities, direct or contingent, of the Guarantors are shown and each of the financial statements was prepared in accordance with generally accepted accounting principles, except as otherwise disclosed to the Banks prior to execution of this Agreement. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Guarantors and Borrower, taken as a whole, since the date of said financial statements to the date of this Agreement.

     6.03. Litigation. There is no action, suit, proceeding or investigation now pending or threatened against or affecting the Guarantors or Borrower or any property or rights of the Guarantors or Borrower, which, if adversely determined, would have a material adverse effect upon the financial condition or business of any of the Guarantors and Borrower, taken as a whole, and such material adverse effect is not covered by insurance.

     6.04. Legality of Agreement. There is no provision of any existing mortgage, indenture, contract or agreement to which either of the Guarantors is a party, which would be contravened by this Agreement or any of the covenants, undertakings or actions provided for hereunder or under the Continuing Guarantees executed pursuant to Section 4.01 above. The execution, delivery and performance of this Agreement, the Continuing Guarantees identified in Section 4.01, and the other documents, agreements, and instruments described in Section 4.01 executed by the Guarantors are valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms.

     6.05. Good Standing. Each of the Guarantors is duly organized, validly existing, and in good standing under the respective laws of the state of their formation, have all requisite powers and authority to carry on their business as now conducted and as it is anticipated that such business will be transacted, and are duly qualified and in good standing as foreign corporations authorized to do business in all jurisdictions where such qualification is necessary.

     6.06. Chief Executive Offices; Employer Identification Numbers. The chief executive office and employer identification number of each Guarantor is as shown on Exhibit H attached to this Agreement.

     6.07. Encumbrances. Except as provided in Exhibit G attached hereto, none of the properties or assets of the Guarantors is subject to any mortgage, lien, security interest, or other encumbrances.

     6.08. Guarantor Benefits. The Guarantors have agreed to provide the Banks security for the Secured Notes. The Guarantors realize and acknowledge that it is in the best interest of the Guarantors to provide the Banks with security, as set forth in Section 4.01, for the Secured Notes, due to the direct and indirect economic benefits to be received by the Guarantors. A non-exclusive listing of some of the direct and indirect economic benefits to be derived by the Guarantors in consideration for which the Guarantors have agreed to provide the Banks with the requested security, are:

     1. The funds to be made available to the Borrower under the Line of Credit are to be used to fund the working capital needs of the Guarantors;

     2. The funds to be made available to the Borrower will provide financial stability and economic strength to the Borrower which will benefit the Guarantors;

     3. The funds to be made available to the Borrower under the Line of Credit, which funds shall be used to fund the working capital needs of the Guarantors, will provide financial stability and economic strength to each Guarantor, and financial stability and economic strength to the Guarantors as a whole;

     4. The Guarantors have an identity of interest in and to the financial strength and economic well being of each co-Guarantor; thus, economic benefits received by any Guarantor are to be considered as received by all Guarantors;

     5. The Borrower and the Guarantors, as a single borrowing unit, can achieve certain advantages such as favorable interest rates, higher maximum loan facility and lower borrowing costs, which advantages would not otherwise be available to the Guarantors; and

     6. Each Guarantor, by execution of the Continuing Guaranty as security for the Secured Notes, has obtained the legal benefits provided to Guarantors and/or sureties, said benefits being described as, but not limited to:

          (a) Subrogation to the rights of the creditor upon payment of the principal obligation;

          (b) Reimbursement from the principal obligor upon payment to the creditor;

          (c)  Reimbursement from co-Guarantors upon payment of the creditor.

     7. As set forth in Exhibit E to this Agreement, a portion of the Term Loan is being used to refinance term debt of one or more of the Guarantors.

                                    -xxxii-

          Considering the foregoing non-exclusive listing of the direct and indirect economic benefits to be derived by the Guarantors for providing security to the Banks for the Secured Notes, the Guarantors have received a reasonably equivalent value and/or a fair consideration for providing the security to the Banks.

     6.09. Trade Names. None of the Guarantors conduct business under any assumed name or trade name, except that SOLOCO sometimes does business under the names Newpark Wellhead Services and Florida Mat Rental.

     6.10. Environmental Protection Statues. The Guarantors join with the Borrower in making the representations and warranties contained in Section 5.13 above.

     7. AFFIRMATIVE COVENANTS. So long as the Borrower remains indebted to the Banks under any of the Secured Notes, the parties set forth below shall:

     7.01. Financial Statements. The Borrower shall furnish to the Agent and Banks within sixty (60) days after the close of each month, a consolidated interim financial statement (which may or may not conform to generally accepted accounting principles) consisting of a balance sheet and income statement; within ninety (90) days after the close of each fiscal year, a complete annual consolidated audit, including a balance sheet as of the close of such fiscal year, an operating statement and reconciliation of retained earnings, which audit shall have been certified by a certified public accountant satisfactory to the Agent and shall have been prepared in accordance with generally accepted accounting principles; and such additional financial or other data as the Agent may from time to time request. The Borrower and the Guarantors shall permit any of the Agent's personnel or a qualified independent certified public accountant designated by the Agent to visit and inspect any of the properties, books, and financial records of Borrower and/or any of the Guarantors at such reasonable times as the Agent may request.

     7.02. Insurance. The Borrower and the Guarantors shall maintain at all times insurance against loss or damage of the kinds customarily insured against by businesses similarly situated, with responsible insurance carriers acceptable to the

                                    -xxxiii-

Agent. THE BORROWER AND THE GUARANTORS SHALL KEEP ALL BUILDINGS, PLANTS, VEHICLES, EQUIPMENT, VESSELS, AND OTHER INSURABLE ASSETS INSURED AT ALL TIMES WITH RESPONSIBLE INSURANCE CARRIERS ACCEPTABLE TO THE AGENT, AGAINST FIRE, FLOOD AND ALL OTHER HAZARDS, WITH THE INSURANCE COVERING THE ASSETS MORTGAGED TO THE BANKS SPECIFICALLY NAMING THE BANKS AS ADDITIONAL LOSS PAYEES THEREUNDER AS THEIR INTERESTS MAY APPEAR; ALSO KEEP THE BORROWER ADEQUATELY INSURED AT ALL TIMES AGAINST LIABILITY ON ACCOUNT OF DAMAGE TO PERSONS OR PROPERTY AND UNDER ALL APPLICABLE WORKMEN'S COMPENSATION LAWS. IN ADDITION TO THE FOREGOING, THE INSURANCE COVERING THE VESSELS DESCRIBED IN SECTION 4.01(E) SHALL INCLUDE A BREACH OF WARRANTY PROVISION IN FAVOR OF THE BANKS. All such insurance policies shall be in form and substance satisfactory to the Agent. The specific amount of coverage is subject to approval by the Agent. The Borrower and the Guarantors shall furnish to the Banks evidence of the insurance required hereunder and evidence of the payment of the premiums therefor at such times as the Agent may request. All policies of insurance naming the Bank as loss payees shall state that the insurance provided thereby may not be cancelled or modified except upon not less than fifteen (15) days written notice to the Agent.

     7.03. Taxes. The Borrower and the Guarantors shall promptly pay all taxes, assessments and other charges payable by each of said entities (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Borrower).

     7.04. Good Standing. The Borrower and each Guarantor shall maintain their existence in good standing and remain or become duly qualified and in good standing in each jurisdiction where such qualification is necessary.

     7.05. Litigation. The Borrower shall promptly notify the Agent and Banks in writing of the commencement of any litigation which is reasonably expected to have a material adverse effect upon the Borrower and/or any of the Guarantors.

     7.06. Notice of Material Adverse Change or Default. The Borrower shall immediately notify the Banks in writing giving full details if any event occurs or any condition exists which

                                    -xxxiv-
constitutes an Event of Default hereunder, or which, with the passage of time or the giving of notice, would constitute an Event of Default hereunder, or which is reasonably expected to materially and adversely affect the financial condition or business operations of the Borrower and/or any of the Guarantors.

     7.07. Accounts Receivable and Payable and Aging. The Borrower shall submit to the Agent within twenty-five (25) days after the end of each month an
(i) aging of the Accounts Receivable and the accounts payable of the Borrower and the Accounts Grantors, which aging shall be in form and substance satisfactory to the Agent, and (ii) the Borrower's calculation of Eligible Receivables. The aging and calculation are to be certified by an officer of the Borrower. Further, the Borrower and the Accounts Grantors agree that the Agent and the Banks shall have the right to periodically audit the books and records of the Borrower and the Accounts Grantors for the purpose of validating the monthly submissions described in this Section 7.07.

     7.08. Payment of Liabilities. The Borrower and the Guarantors shall pay and discharge in accordance with their current practice, all of their obligations and liabilities (including, without limitation, tax liabilities), except where the same may be contested in good faith, and maintain, in accordance with generally accepted accounting principles, appropriate accruals for any of the same.

     7.09. Further Assurances. Immediately after receipt of a written request therefor from the Agent, the Borrower and/or any of the Guarantors so requested, shall execute, deliver, file and/or record, or cause to be executed, delivered, filed and/or recorded, any and all instruments which may be necessary or desirable to create, perfect or preserve first priority liens affecting the inventory, equipment, general intangibles, and accounts, a security interest in which is granted to the Banks pursuant to this Agreement and to create, perfect, and/or preserve liens on all other collateral securing the Secured Notes. All expenses in connection with such instruments shall be paid by the Borrower.

     7.10. Borrowing Base Certificate. The Borrower shall furnish the Agent at the time of each draw request under the Line of Credit the borrowing base certificate as required in Subsections 1.04(a) and
(b) above.

     7.11. Compliance Certificate. The Borrower shall furnish the Agent and Banks at the end of each fiscal quarter a compliance certificate in the form attached hereto and made a part hereof as Exhibit I.

     7.12. Compliance with Security Documents. The Borrower and the Guarantors shall comply with all terms and provisions of the security and collateral documents described in Section 4.01 above.

     7.13. Compliance with Continuing Guarantees. The Guarantors shall comply with all terms and provisions of the Continuing Guarantees described in
Section 4.01(b) above.

     7.14. Account Debtor Listing. The Borrower shall furnish to the Agent on a semi-annual basis a listing of all of the names and addresses of the Borrower's and the Accounts Grantors' account debtors.

     7.15. Primary Bank Accounts of the Borrower and the Guarantors. The Borrower and the Guarantors shall maintain their primary bank accounts with the Agent.

     7.16.Intentionally Left Blank.

     7.17. Removal of Equipment and Inventory. In the event that the Borrower or any of the Guarantors that is an Accounts Grantor removes any of the equipment and inventory (which removal is permitted if in the ordinary course of business) mortgaged to the Agent for the pro rata benefit of the Banks, to a location other than a location in the States of Louisiana and Texas, details concerning such move shall be furnished to Agent upon request. In the event any such equipment or inventory is moved, the Borrower and the Guarantors agree that they shall not mortgage, pledge, sell, assign or grant a security interest affecting such moved equipment and inventory to any party other than Agent and/or the Banks.

     7.18. 10-Q Reports. The Borrower shall furnish to the Agent as soon as available a copy of the Borrower's 10-Q reports

                                    -xxxvi-
on a quarterly basis, commencing with the quarterly report for the June 30, 1995 quarter.

     7.19. Fixed Asset Listing. The Borrower shall furnish to the Agent, upon Agent's request, a fixed asset listing of the Borrower and the Guarantors, including road mat test schedules identified by state. Agent and the Banks agree that Agent will not request such data more frequently than semi-annually.

     7.20. Permits and Exclusivity Rights (Mats). The Borrower and each of the Guarantors shall provide to the Banks upon request of the Agent, a listing of (i) all key permits required for business purposes and (ii) if applicable, all rights to exclusivity, particularly pertaining to mats, with notification to the Agent as new key permits are obtained and existing key permits are changed or lost. The initial listing of key permits and exclusivity rights is attached hereto as Exhibit J.

     8. FINANCIAL COVENANTS. So long as the Borrower remains indebted to the Banks under the Secured Notes, the parties set forth below shall:

     8.01. Current Ratio. The Borrower shall maintain consolidated current assets of not less than 1.20 times consolidated current liabilities, as determined by generally accepted accounting principles. Current assets shall mean any asset classified as a current asset by generally accepted accounting principles. Current liabilities shall mean any liability classified as a current liability by generally accepted accounting principles.

     8.02. Debt to Worth Ratio. The Borrower shall maintain total consolidated liabilities, both current and long term, at an amount of not more than 1 times the Borrower's total consolidated tangible net worth. Tangible net worth shall mean (i) all amounts which would, in conformity with generally accepted accounting principles, be included under shareholders' equity on a balance sheet of a person or entity at such date; provided, however, such amounts are to be net of amounts carried on the books of such person or entity for (a) treasury stock, (b) any cost of investments in excess of net assets acquired at any time of acquisition by such person or entity, (c) patent applications,

                                    -xxxvii-
copyrights, trademarks, trade names, experimental or organizational expenses and other like intangibles, and (d) unamortized loan costs and legal fees and other like intangibles.

     8.03. Minimum Tangible Net Worth. The Borrower shall maintain a minimum consolidated tangible net worth equal to the December 31, 1994 tangible net worth of $58,796,000.00 plus 75% of the Borrower's annual net income for the subsequent years ending December 31, 1995, December 31, 1996, and December 31, 1997. This covenant of the Agreement shall be monitored quarterly by the Agent, and measured annually by the Agent for compliance.

     8.04. Book Value of Fixed Assets. The book value of the Borrower's and the Guarantor's fixed assets, excluding specific assets subject to outside financing, shall be in a minimum amount of 1.75 times the outstanding amount due under the Term Notes.

     8.05. Sale of Assets. Any asset sale of $250,000.00 or more per transaction by the Borrower or any of the Guarantors shall be applied to the outstanding principal under the Term Notes, unless the existence of LIBOR Loans prevents such application. In this instance, the amount will be temporarily applied to the Revolving Notes until application of the amount to the Term Notes is feasible. Sales in the aggregate of $2,000,000.00 a year will require Agent approval. Any payments made and applied pursuant to this Section 8.05 shall not have the effect of reducing or delaying the installments required in the Term Notes.

     8.06.     Debt Service Ratio.   The Borrower shall maintain a minimum total
consolidated net income plus depreciation, amortization and interest expense (adjusted cash flow calculated on the trailing four quarters) of 1.25 times total annual debt service (total of all principal and interest payments due in one year). For purposes of this calculation annual debt service will also include the principal and interest payments necessary to repay $22,500,000 (total available to be drawn under the Line of Credit Borrowing Base) over a five year period at the LIBOR Rate plus 2.00% (or the applicable rate in accordance with the rate adjustment grid attached hereto as Exhibit F). This covenant shall be monitored and measured quarterly by the Agent for compliance.

                                   -xxxviii-

     9. NEGATIVE COVENANTS. While any portion of the Secured Notes is unpaid, the parties identified below shall not:

     9.01. Guarantees. Except for the (i) Continuing Guarantees contemplated under Subsection 4.01(b) above, (ii) guarantees by the Borrower required for the normal day-to-day operations of the Guarantors, and (iii) guarantees by the Borrower or any of the Guarantors to third parties in an aggregate amount not to exceed $2,000,000.00, the Borrower and the Guarantors shall not become a guarantor, surety, or otherwise liable for the debts or other obligations of any person, firm or corporation.

     9.02. Other Indebtedness. Until the full and final payment of the Secured Notes the Borrower and each of the Guarantors shall not create or incur any direct indebtedness in excess of $250,000.00 annually, without first obtaining the prior written consent of the Agent.

     9.03. Accounts Receivable. The Borrower and the Accounts Grantors shall not sell or discount, with or without written recourse, any of their Accounts Receivable.

     9.04. Acquisitions. The Borrower and the Guarantors shall not acquire any business entity for a cost exceeding $5,000,000.00 without first obtaining the prior written approval of the Agent, which consent shall not be unreasonably withheld.

     9.05.     Intentionally Left Blank.

     9.06. Change in Key Management. The Borrower shall not replace its key management officials, except with replacements acceptable to the Agent. The key management officials are James D. Cole and Matthew W. Hardey.

     9.07. Negative Pledge. The Borrower and each of the Guarantors shall not sell (except for sales at fair market value, the proceeds of which are paid to the Banks), transfer, mortgage, assign, or pledge any real estate or other assets owned by any of them or allow any lien on such real estate or assets, without first obtaining the prior written consent of the Majority Banks.

                                    -xxxix-

A listing of real estate owned by the Borrower and/or any of the Guarantors is attached hereto as Exhibit K.

     10. LOCK BOX AGREEMENTS/CASH CONTROL ACCOUNTS. A condition precedent to the Bank's agreement to extend the Line of Credit and make the Term Loan is that each of the Guarantors shall maintain a lock box for the collection of their respective Accounts Receivable, which lock boxes have been established by the Borrower, the Guarantors, and the Agent on behalf of the Banks. Further, the Agent has established through its Cash Management Department a cash control account (collectively, the "Control Accounts") for each of the Guarantors for the deposit by the Agent of all Accounts Receivable payments made to the lock boxes. The lock boxes and the Control Accounts are subject to (i) the terms and provisions of the letter agreements heretofore entered into by each of the Guarantors and the Agent, (collectively, the "Lock Box Agreements"), and (ii) the following terms and provisions:

     (a). Access to the lock boxes shall be restricted to the Agent until such time as the Secured Notes are paid in full and cancelled.

     (b). In no event shall the Agent or any of the Banks be liable for special or consequential damages to the Borrower, the Guarantors or any third party related to or arising from the performance or non-performance of lockbox services or the breach thereof, or relating to equipment. In addition, the Agent or any of the Banks shall not be liable in damages for lost profits or for any claim or demand asserted against the Agent or any of the Banks by any party other than the Guarantor asserting the claim.

     (c). The Borrower and the Guarantors are not entitled to write checks on the Control Accounts.

     (d). On each business day the Agent representative will collect the contents of each lock box and the same will be processed and deposited by the Agent into the Control Accounts.

     (e). The Agent, the Banks, the Borrower, and the Guarantors agree that the Agent's duties and responsibilities shall be limited to those set forth herein and in the Lock Box Agreements and in performing services hereunder and thereunder the Agent's

                                      -xl-
legal duty to the Borrower and the Guarantors is limited to the exercise of ordinary care. Failure to exercise ordinary care shall be inferable or presumed by reason of the loss of an item or other non-compliance with or non-performance of the terms hereof without and in addition thereto, proof of the Agent's failure to exercise such ordinary care as would legally constitute negligence on the part of the Agent. Establishment of and substantial compliance with the procedures attached to the Lock Box Agreements shall be deemed conclusive proof of the Agent's exercise of ordinary care in respect to the transactions in which the loss (whether of money, items or otherwise) or other non-performance or non-compliance with the provisions of this Agreement occurred. In no event shall the Agent be liable for loss or damages resulting from its failure to perform duties pursuant to the provisions hereof if such failure is due to the occurrence of any of the following events: any act or omission taken or omitted by any of the Guarantors or by the Borrower, electrical, mechanical or other failure of computer or other equipment whether used, operated or controlled by the Agent or others; strikes or lockouts; delay or loss of items in the United States Mail or other entity, agency or carrier delivering or transmitting items to or from the Agent; fire or other casualty; riot or civil commotion; hurricanes, floods or other Acts of Nature; delay in transportation, any government regulations or interferences; or any event beyond the Agent's reasonable control.

     (f). Upon the occurrence of an Event of Default, the Agent shall be entitled to apply all collected balances in the Control Accounts first to the outstanding amount under the Line of Credit as evidenced by the Revolving Notes, and then to all outstanding amounts due under the Term Notes, in such order and manner, as agreed to by the Banks. So long as there is no Event of Default under the Agreement, the Agent agrees to deposit all collected balances in the Control Accounts to the said operating accounts.

     (g). The Guarantors are authorized to carry forward on their books the uncollected balance in their respective Control Accounts at the end of each month. The uncollected balance carried forward will be included in the aging report furnished to the Lender provided in Section 7.07 hereof, but the uncollected balance carried forward will not be treated by the Agent or the Banks as an Eligible Receivable.

                                     -xli-

     (h). Each of the Guarantors agree to immediately deposit in their respective Control Accounts all accounts receivable payments made directly to any of them.

     (i). The Guarantors do hereby grant to the Agent for the pro rata benefit of the Banks a continuing security interest in the lock boxes and the Control Accounts as security for the indebtedness due under the Secured Notes.

     (j). Upon the Borrower's payment in full of the Secured Notes and if the Borrower is not in default hereunder, the Agent will terminate the Lock Box Agreements.

     11. EVENTS OF DEFAULT. The Agent may, at its option and without notice or demand, declare immediately due and payable the entire unpaid balance of the Secured Notes, in principal and interest, and any and all other obligations owed by the Borrower and/or the Guarantors to the Agent and the Banks, if any of the following events of default (herein referred to as an "Event of Default" or an "event of default") occur; provided, however, the occurrence of an event of default specified in subparagraphs (a), (b), (c), and (d) below shall, at the option of the Agent, result in the immediate and automatic acceleration of the indebtedness due under the Secured Notes and any other indebtedness of the Borrower to the Agent and the Banks, and any and all obligations or commitments of the Banks shall thereby terminate unless and until the same may be reinstated in writing by the Banks or the Agent; provided, further, that upon the occurrence of any event of default listed in subparagraphs (e) through (k) the Agent shall send to the Borrower, prior to an acceleration of the indebtedness, a written notice of default and allow the Borrower thirty (30) days from date of receipt of notice to cure or correct the default:

     (a). Nonpayment when due, whether by acceleration or otherwise, of any sum payable under this Agreement, under any of the Secured Notes or under any other obligation or liability of the Borrower or any of the Guarantors to the Banks and/or the Agent, for principal, interest or otherwise.

     (b). (i) The Borrower or any of the Guarantors shall commence any case, proceeding or other action (A) under any

                                     -xlii-
existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it/him, or seeking to adjudicate it/him a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it/him or its/his debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it/him or for all or any substantial part of its/his assets, or the Borrower or any of the Guarantors shall make a general assignment for the benefit of its/his creditors; or (ii) there shall be commenced against the Borrower or any of the Guarantors any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) is not dismissed, discharged, stayed or bonded within sixty (60) days; or (iii) there shall be commenced against the Borrower or any of the Guarantors any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of the Guarantors shall take any action in furtherance of, or indicating its/his consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii) or (iii) above; or (v) the Borrower or any of the Guarantors shall generally not pay its/his debts as they become due.

     (c). If the Borrower incurs a loss for any fiscal year while this Agreement is in effect.

     (d). The failure of the Borrower to perform or observe the following covenants contained in this Agreement: Sections 8.01, 8.02, 8.03, 8.04, 8.05, and 8.06.

     (e). The occurrence of any event of default as to the Borrower or any of the Guarantors under the terms of any evidence of indebtedness, mortgage, indenture, loan agreement, security agreement, lease of real or personal property or any other agreement to any person or business other than the Banks, or the occurrence of any event which constitutes a default by the

                                    -xliii-

Borrower or any of the Guarantors under the terms of any such agreement or document with the Banks.

     (f). If any representation or warranty made in this Agreement or in any security agreement or guaranty securing the indebtedness of the Borrower or any of the Guarantors to the Agent and/or the Banks governed hereby or otherwise or in any report, financial statement or other information furnished to the Agent and/or the Banks by the Borrower or any of the Guarantors pursuant to this Agreement or in connection with any and all other indebtedness of the Borrower to the Banks, proves to be false or misleading in any material respect or proves to have omitted any material fact or contingent liability or claim against the Borrower and/or any of the Guarantors.

     (g). Except as may be otherwise covered by (d) above, a breach of any condition or covenant contained in this Agreement, in any of the Secured Notes, security agreement or guaranty securing or guaranteeing the indebtedness of the Borrower or any of the Guarantors to the Banks or any amendments, renewals, extensions, modifications, rearrangements, substitutions or replacements of any of the foregoing.

     (h). One or more final judgments in excess of $100,000.00 in the aggregate shall be rendered against the Borrower or any of the Guarantors and such judgment or judgments are not covered by insurance or paid within thirty (30) days after such judgment becomes final.

     (i). If any of the guarantees, security interests, or other liens securing the payment of the Secured Notes shall cease for any reason to be in full force and effect as provided in this Agreement, or the Borrower or any of the Guarantors so assert in writing.

     (j). Intentionally Left Blank.

     (k). If any member of the Borrower's key management team as specified in
Section 9.06 above, shall resign, be dismissed, be declared incompetent or otherwise be removed (whether voluntarily or involuntarily), or cease to serve in such capacity, without succession acceptable to the Agent.

                                     -xliv-

     Upon the occurrence of an Event of Default and the expiration of any applicable grace period allowed to cure the event of default and such default is not cured, the Agent shall be entitled to institute legal proceedings to collect the indebtedness and exercise all other rights and remedies available to the Agent and the Banks under applicable law.

     All moneys received by the Agent as a result of the enforcement of the rights and remedies of the Agent of the Banks pursuant to an enforcement of the security interests and guarantees described in Section 4.01 shall be distributed by Agent as follows:

     FIRST:    to the Agent in payment of all unreimbursed expenses of the
Agent, including legal fees, to preserve the collateral and exercise or enforce the said security interests and guarantees;

     SECOND:   to the Banks in an amount equal to their Ratable Share of
principal and interest due under the Notes, in such order and with such priority as each Bank may determine in its sole discretion;

     THIRD:    to the Banks in an amount equal to their Ratable Share of all unpaid commitment fees; and

     FOURTH:   any surplus to the Borrower, or to whomsoever may be lawfully entitled to receive same, or as a court of competent jurisdiction may direct.

     12. CONDITIONS PRECEDENT. The obligation of the Banks to make the Term Loan and the initial advance under the Line of Credit is subject to the following conditions precedent:

     (a). Receipt by the Agent of the executed Revolving Notes, the Term Notes, and the documents identified in Section 4.01 above;

     (b). Certified Resolutions by the Borrower and each of the Guarantors authorizing all actions taken by them in connection with this Agreement and the documents executed by them pursuant to this Agreement;

                                     -xlv-

     (c). Receipt by the Agent of an opinion of counsel for the Agent, dated of even date herewith, and in form and substance satisfactory to the Banks and their counsel;

     (d). Receipt by the Agent of a letter from Matthew Hardey, Vice President of Finance for the Borrower, certifying that (i) the Borrower has not generated any accounts receivable since November 22, 1985 and that (ii) the Borrower does not intend to generate any accounts receivable during 1995, 1996, 1997, and 1998, except for indebtedness owed to the Borrower by one of its subsidiaries or affiliated companies or entities as a result of a loan by the Borrower to one of its subsidiaries or affiliated companies or entities; and

     (e). Receipt by the Agent of a borrowing base certificate, payoff figures with per diems of all debt being refinanced as described in Exhibit E, and a Letter of Credit Note, if applicable.

     13. SUBSEQUENT ADVANCES. The obligation of the Banks to make subsequent advances under the Line of Credit as evidenced by the Revolving Notes and the obligation of Premier to issue letters of credit are subject to the following conditions precedent.

     (a). Fulfillment of Commitment -- the Banks shall be under no obligation to advance any funds whatsoever to the Borrower under the Line of Credit and Premier shall have no obligation to issue letters of credit until each and every one of the terms, conditions, and covenants of this Agreement have been fully met.

     (b). Representations and Warranties -- the fact that the representations and warranties of the Borrower and the Guarantors contained in this Agreement or in any security instrument or collateral document securing the Banks' loans to the Borrower (other than those representations and warranties which are by their terms limited to the date on which they are initially made) are true and correct in all material respects on and as of the date of such advance.

     (c). Change in Condition -- there shall have occurred no change, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower and the Guarantors or

                                     -xlvi-
with respect to the properties of the Borrower and the Guarantors from the facts represented in any security instrument, collateral document, or under this Agreement, which would have a Material Adverse Effect. Material Adverse Effect is herein defined as any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower and the Guarantors, taken as a whole, as the case may be, from those reflected in the financial statements required to be submitted hereunder or from the facts represented or warranted in this Agreement or any other security instrument or collateral document securing the Banks' loans to the Borrower, or (ii) the ability of the Borrower and the Guarantors, taken as a whole, as the case may be, to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet its obligations under the Secured Notes, this Agreement or the security instruments securing the Banks' loans to the Borrower on a timely basis .

     (d). No default - the fact that immediately after such loan or advance, no Event of Default shall have occurred and be continuing.

     (e). Advances under the Line of Credit -- the Borrower shall submit all documentation required by this Agreement.

     (f). Issuance of letters of credit -- the Borrower shall submit all documentation required by this Agreement.

     14.  RELATIONSHIP AMONG BANKS.

     14.01. Appointment and Authorization of Agent. In order to expedite the various transactions contemplated by this Agreement and the related loan papers, each of the Banks hereby appoints Premier to act as its agent hereunder and thereunder. Each of the Banks authorizes and directs Agent to take such action in its name and on its behalf under the terms and provisions of this Agreement and the related loan papers, and to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent under the terms and provisions of this Agreement and the related loan papers, together with such powers as are reasonably incidental thereto. Agent is hereby expressly authorized as Agent on behalf of itself

                                    -xlvii-
and the other Banks, without hereby limiting any implied authority, and, with respect to items (g), (h), (j), and (k) below, Agent is required:

     (a). to receive on behalf of each of the Banks any payment of principal or interest under the Secured Notes paid to Agent, and to distribute to each Bank its Ratable Share thereof;

     (b). to receive all documents and items to be furnished hereunder;

     (c). to act as nominee for and on behalf of all Banks in and under this Agreement and the related loan papers;

     (d). to arrange for the means whereby the funds of Banks are to be made available to Borrower;

     (e). to execute and deliver to Borrower and others all requests, demands, approvals, and consents received from Banks;

     (f). to the extent permitted by this Agreement and the related loan papers, to exercise on behalf of each Bank all remedies of Banks upon the occurrence of any Event of Default specified in this Agreement or the related loan papers;

     (g). to promptly distribute to the Banks their Ratable Share of payments and prepayments in respect of the Secured Notes;

     (h). to promptly distribute to Banks notices, information, requests, documents and other items received from the Borrower and Guarantors pursuant to this Agreement and the related loan papers;

     (i). to execute on behalf of any Bank, to the extent authorized by such Bank, any loan paper, whether as the secured party or in any other capacity;

     (j). upon request of any Bank, to make reasonable efforts to arrange for such requesting Bank to inspect the collateral for the Secured Notes;

     (k). upon request of any Bank, to request from Borrower and/or any of the Guarantors documents, certificates, reports, or

                                    -xlviii-
other information that Borrower and/or the Guarantor are required to deliver to Agent and/or Banks pursuant to the terms of this Agreement; and

     (l). to take such other actions as may be requested by the Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Secured Notes or, if no such principal amount is then outstanding, Banks having at least 66 2/3% of the aggregate Line of Credit commitment amount of $25,000,000.00 (the "Majority Banks").

     Notwithstanding the foregoing, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and, shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of the Secured Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or the related loan papers or applicable law. The Agent shall not by reason of this Agreement be deemed to be a trustee or fiduciary of any Bank or holder of the Secured Notes.

     14.02. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any loan paper or any collateral held by Agent on behalf of the Banks in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat the payee of any Secured Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any loan paper; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of

                                     -xlix-
any of the terms, covenants or conditions of any loan paper on the part of the Borrower or the Guarantors or any other person or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, perfections, sufficiency or value of any of the loan papers or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any of the loan papers by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     14.03. Rights of Agent as a Bank. With respect to the Agent's Ratable Share, the loans made by it and the Secured Notes issued to it, the Agent shall have the same rights and powers under the loan papers as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and any affiliates of Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, the Guarantors, any of its/their affiliates and any person who may do business with or own securities of the Borrower, the Guarantors or any of its/their affiliates, all as if the Agent were not the Agent and without any duty to account therefor to the Banks.

     14.04. Independent Decisions; Independent Counsel. Each Bank acknowledges that it has, independently and without reliance upon the Agent, Agent's counsel or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the loan papers. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the terms of this Agreement or related loan papers, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs,

                                      -l-
financial condition or business of the Borrower or the Guarantors (or any of their affiliates) which may come into the possession of the Agent or any affiliates of Agent. Each Bank acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded the opportunity to review with its legal counsel, independently and without reliance upon the Agent or Agent's counsel, this Agreement and each of the other loan papers including, without limitation, each of the legal opinions heretofore or hereafter rendered to the Banks by counsel for the Borrower and the Guarantors

     14.05. Indemnification. The Banks hereby indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Ratable Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way related to or arising out of any of this Agreement or related loan papers or any action taken or omitted by the Agent under any of the loan papers, provided that no Bank shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence, or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent (to the extent not reimbursed by the Borrower) promptly upon demand for its Ratable Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the loan papers.

     14.06. Successor Agent. The Agent may resign at any time by giving at least sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks, within thirty (30) days after the retiring Agent's giving of notice of resignation of the retiring Agent, the retiring Agent may, on behalf of the Banks, appoint a successor Agent from the other Banks. Additionally, in the event of the dissolution, insolvency, liquidation, closure (or similar event) of the Agent, a successor agent shall be appointed by the remaining Banks (by majority vote of the remaining Banks, with each Bank having a

                                      -li-
right to one vote) from among the other Banks within five (5) Business Days following the occurrence of such event. Upon the appointment of any successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from its duties and obligations under this Agreement. After any resignation or replacement of an Agent hereunder, the provisions of this section 14 shall inure to the benefit of the former Agent as to any actions taken or omitted to be taken by it while it was Agent under any of the loan papers.

     14.07. Sharing of Payments, Etc. If any Bank (or any assignee/participant with such Bank) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Secured Notes held by it in excess of its Ratable Share of payments on account of the Secured Notes held by all the Banks, such Bank shall purchase from the other Banks such participations in the Secured Notes held by them, and such other adjustments shall be made, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from or must otherwise be restored by such purchasing Bank, such purchase from each Bank shall be rescinded and each Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's Ratable Share of any interest or other amount paid or payable by the purchasing bank in respect of the total amount so recovered. The Borrower agrees that any holder of a participation or assignment in any of the Secured Notes may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation/assignment as fully as if such holder of such participation/assignment were the direct creditor of the Borrower in the amount of such participation/assignment.

     14.08. Certain Actions Requiring Consent of Majority Banks. Notwithstanding anything contained herein or in any of the other loan papers to the contrary except for the provision of Section 14.09 hereof, Agent shall not
(a) make demand for payment of any of the Secured Notes, (b) grant any waiver or consent requested by Borrower or Guarantors, with respect to any of the

                                     -lii-
loan papers, (c) exercise the rights and remedies of Banks upon the occurrence of an Event of Default including, without limitation, the purchase or acquisition of any collateral securing the Secured Notes (except any rights of offset and/or bankers' Lien, which rights may be exercised upon the occurrence of an Event of Default without the concurrence of Agent or any other Bank), or
(d) amend or supplement this Agreement or any of the loan papers, without the prior written (which may be by telecopier or tested telex) consent of the Majority Banks.

     14.09. Certain Actions Requiring Unanimous Consent of Banks. Notwithstanding anything contained herein or in any of the other loan papers to the contrary, the Agent shall not (a) change the repayment schedule of the Secured Notes, or the rates of interest, letter of credit fees and non-use fees per annum to be charged to Borrower with respect to the loans, (b) change the maturity date of the loans, (c) release any collateral securing the Secured Notes, except for a sale of assets in an amount not to exceed $250,000.00 per transaction, (d) discharge any of the obligations of Borrower or Guarantors under this Agreement or any of the loan papers, (e) increase the Ratable Share of any Bank, (f) sell or otherwise dispose of any collateral for the Secured Notes that has been purchased by the Banks at any public or private sale of such collateral or that has otherwise been acquired by the Banks as a result of the exercise of the Banks' rights under the loan papers, (g) amend the provisions of this Section 14.09, or (h) amend the definition of the term "Majority Banks," without the prior unanimous written (which may be by telecopies or tested telex) consent of all Banks.

     14.10. Voting Rights of Banks. Unless otherwise provided for in this Agreement, each Bank shall be entitled to vote on the matters contemplated herein in accordance with its Ratable Share. Failure of any one of the Banks to honor its commitment under this Agreement shall result in the loss by such defaulting Bank of its right to vote, and for the purposes of voting on the matter contemplated herein, the Ratable Share of each of the non-defaulting Banks shall be recalculated to the percentage equal to (i) the commitment of such non-defaulting Bank divided by (ii) the aggregate commitments of all the non-defaulting Banks.

     15. EXPENSES AND ATTORNEY'S FEES. The Borrower agrees to pay the out-of-pocket disbursements, including but not limited to

                                     -liii-
all costs of filing, origination, recordation, incurred by the Agent and the Banks in connection with the transactions contemplated by this Agreement and all related guarantees, collateral and security documents and agreements, whether or not such transactions are consummated, including the reasonable fees and disbursements to counsel for the Agent and the Banks for services rendered including the preparation of this Agreement and related documents.

     16.  MISCELLANEOUS.

     16.01. Amendments, Etc. No amendment, modification, consent, termination, or waiver of any provision of this Agreement or any related loan paper, nor consent to any departure by the Borrower or Guarantors from the provisions of this Agreement or any other loan paper to which it is a party, nor amendment, waiver or consent which affects the rights or duties of the Agent under any of the loan papers, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent and the Banks, accomplish any of the matters provided for in Section 14.09.

     16.02. Notices. All notices, consents, approvals, requests, demands and other communications hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail (by registered or certified mail, return receipt requested), Federal Express or similar overnight delivery service, telex, telecopy or hand delivery, as follows:

     (a). To the Borrower at:

               Newpark Resources, Inc.
               II Lakeway Center
               Suite 1770
               3850 N. Causeway Boulevard
               Metairie, LA  70002
               Telecopy:  (504)833-9506
               Attention:  Matthew W. Hardey

                                     -liv-

     (b). To Guarantors at:

               [Names of Guarantors]
               II Lakeway Center
               Suite 1770
               3850 N. Causeway Boulevard
               Metairie, LA  70002
               Telecopy:  (504)833-9506
               Attention:  Matthew W. Hardey

     (c). To the Banks at:

          (i)  Bank One Texas, N.A.
               910 Travis Street
               Energy Group, 6th Floor
               Houston, TX  77002
               Telecopy:  (713) 751-7894
               Attention: Charles Kingswell-Smith

         (ii)  Hibernia National Bank
               313 Carondelet Street, 6th Floor
               New Orleans, LA  70130
               Telecopy:  (504) 533-2060
               Attention:  S. John Castellano

        (iii)  Premier Bank, National Association
               200 W. Congress Street - 7th Floor
               P. O. Box 3248
               Lafayette, LA  70502-3248
               Telecopy: (318)236-7628
               Attention:  Rose Miller, Vice President

     (d)  To the Agent at:

               Premier Bank, National Association
               200 W. Congress Street - 7th Floor
               P. O. Box 3248
               Lafayette, LA  70502-3248
               Telecopy: (318) 236-7628
               Attention: Rose Miller, Vice President

     The address for any purpose hereof of each of the parties hereto may be changed to such other address as shall be

                                      -lv-
designated by such party in a written notice to all other parties complying as to delivery with the terms of this Section 16.02.

     All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) when delivered by hand, (ii) if by mail, Federal Express or similar overnight delivery service, when actually received,
(iii) when telexed with answerback received, or (iv) when telecopied with written confirmation of receipt received.

     16.03. Survival. All warranties, representations, and covenants made by the Borrower and the Guarantors herein shall be considered to have been relied upon by the Agent and the Banks and shall survive the delivery to the Agent or the Banks of this Agreement, regardless of any investigation made by or on behalf of the Agent or the Banks.

     16.04. Governing Law. THE INTERNAL LAWS OF THE STATE OF LOUISIANA AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT AND ALL LOAN PAPERS EXECUTED IN CONNECTION HEREWITH EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN THIS AGREEMENT OR IN ANY OF THE RELATED LOAN PAPERS.

     16.05. Maximum Interest Rate. The Agent and the Banks shall never be entitled to receive, collect, or apply, as interest on the Obligation, any amount in excess of the Highest Lawful Rate, and, in the event the Agent or the Banks ever receive, collect, or apply as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal amount of any of the Secured Notes is paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower, the Guarantors, the Agent and the Banks shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal part, the total amount of interest throughout the entire contemplated term of the Secured Notes so

                                     -lvi-
that the interest rate is uniform throughout the entire term thereof; provided that, if any Secured Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Agent and Banks shall refund to the Borrower the amount of such excess and, in such event, the Agent and Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate.

     16.06. Severability. If any provision of this Agreement or any of the related loan papers is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Agreement or appropriate loan paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement such loan paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     16.07. Accounting Principles. All accounting terms used herein, unless otherwise defined herein, shall be defined in accordance with generally accepted accounting principles. Additionally, where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such shall be done in accordance with generally accepted accounting principles.

     16.08. Multiple Counterparts. Multiple counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

                                     -lvii-

     16.09. Provisions of Section 14. Borrower and Guarantors hereby acknowledge that the provisions of Section 14 of this Agreement govern the rights, duties and obligations among the Banks and among the Banks and Agent and in no way shall the provisions of Section 14 be construed to create any rights or obligations of the Borrower or the Guarantor. Further, Borrower and Guarantors acknowledge that, notwithstanding the provisions of Section 16.01 or any other provision of this Agreement, the provisions of Section 14 hereof may be amended or modified from time to time by the Banks and Agent without notice to, or consent by, Borrower, the Guarantors, or any other party.

     16.10. Construction. Each party hereto acknowledges that each has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the related loan papers with its legal counsel and that this Agreement and the related loan papers shall be construed as if jointly drafted by the parties hereto.

     16.11. Termination. This Agreement shall not terminate until the Secured Notes, including any renewals or extensions thereof, and any and all liabilities and obligations owed to the Agent and the Banks by the Borrower in connection with the transactions contemplated by this Agreement have been fully satisfied and the Banks shall have no further obligation to make any advances hereunder or otherwise to Borrower. The representations and covenants contained in this Agreement shall apply to any and all renewals, extensions, and refinancing of any of the Secured Notes.

     16.12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Banks and the Agent and their respective successors and assigns, but this Agreement may not be assigned by the Borrower voluntarily, or by operation of law, or otherwise.

     16.13 Entire Agreement. THIS AGREEMENT SETS FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE BORROWER, THE GUARANTORS AND THE BANKS AND ANY OTHER PARTIES WITH RESPECT TO THE MATTERS HEREIN SET FORTH.

                                    -lviii-

     16.14 Jury Trial Waiver. IN THE EVENT IT IS NECESSARY FOR THE AGENT OR THE BANKS TO RESORT TO JUDICIAL ACTION TO ENFORCE ITS RIGHTS HEREUNDER, THEN THE GUARANTORS AND THE BORROWER, HEREBY AGREE THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY SUCH JUDICIAL ACTION, INCLUDING ANY OPPOSITION TO SUCH ACTION, RECONVENTIONAL DEMANDS, AND CROSS CLAIMS, SHALL BE TRIED BEFORE A JUDGE WITHOUT A JURY, ALL PARTIES HERETO HEREBY WAIVING THEIR RIGHT TO A JURY TRIAL.

     16.15 La. R.S. 6:1121. THIS AGREEMENT IS A CREDIT OR LOAN AGREEMENT AS DESCRIBED IN LA. R.S. 6:(S)1121, ET SEQ. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BANKS AND ANY OF THE PARTIES TO THIS AGREEMENT.

     16.16 No Oral Agreements. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       BORROWER:

                                       NEWPARK RESOURCES, INC.


                                       By:____________________________
                                          Title:______________________

                                       GUARANTORS:

                                       SOLOCO, INC.


                                       By:____________________________
                                          Title:______________________

                                       NEWPARK ENVIRONMENTAL SERVICES,
                                       INC.


                                       By:____________________________
                                          Title:______________________

                                     -lix-

                                       NEWPARK SHIPHOLDING TEXAS, L.P.
                                       By: Newpark Holdings, Inc., as
                                           General Partner


                                       By:____________________________
                                          Title:______________________

                                       SOLOCO TEXAS L.P.
                                       By: Newpark Holdings, Inc., as
                                           General Partner


                                       By:____________________________
                                          Title:______________________

                                       BATSON-MILL, L.P.
                                       By: Newpark Holdings, Inc., as
                                           General Partner


                                          By:_________________________
                                           Title:_____________________

                                       NEWPARK ENVIRONMENTAL WATER
                                       SERVICES, INC.


                                       By:____________________________
                                          Title:______________________

                                       MALLARD & MALLARD OF LA., INC.


                                       By:____________________________
                                          Title:______________________

                                       SOLOCO, L.L.C.

                                       By:____________________________
                                        Title:______________________

                                       NEWPARK TEXAS, L.L.C.

                                      -lx-

                                       By:____________________________
                                          Title:______________________

                                       NEWPARK HOLDINGS, INC.


                                       By:____________________________
                                          Title:______________________


                                       BANKS:

                                       HIBERNIA NATIONAL BANK


                                       By:____________________________
                                          Title:______________________

                                       BANK ONE TEXAS, N.A.


                                       By:____________________________
                                          Title:______________________

                                       PREMIER BANK,
                                       NATIONAL ASSOCIATION


                                       By:____________________________
                                          Title:______________________


                                       AGENT:

                                       PREMIER BANK,
                                       NATIONAL ASSOCIATION


                                       By:____________________________
                                          Title:  Vice-President

                                     -lxi-

32983.327
300092bjdp

                                     -lxii-